EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation or Organization
Active-Semi (Shanghai) Co., Ltd.	People’s Republic of China
Active-Semi International, Inc.	Cayman Islands
Active-Semi, Inc.	California
Advanced Analogic Technologies (China), Inc.	People’s Republic of China
Amalfi Semiconductor, Inc.	Delaware
Avnera Corporation	Delaware
Axiom Microdevices, Inc.	Delaware
Decawave Inc.	California
Decawave Limited	Ireland
ICWave, LLC	Massachusetts
Isolink, Inc.	California
Premier Devices - A Sirenza Company	California
Qorvo Asia, LLC	Delaware
Qorvo Austria GmbH	Austria
Qorvo Barcelona S.L.	Spain
Qorvo Belgium NV	Belgium
Qorvo Costa Rica S.R.L.	Costa Rica
Qorvo Denmark ApS	Denmark
Qorvo Europe Holding Company	Delaware
Qorvo Finland Oy	Finland
Qorvo Germany GmbH	Germany
Qorvo Germany Holding GmbH	Germany
Qorvo Hong Kong Limited	Hong Kong
Qorvo International Holding, Inc.	North Carolina
Qorvo International Pte. Ltd.	Singapore
Qorvo International Services, Inc.	Delaware
Qorvo Ireland Holding Limited	Ireland
Qorvo Japan YK	Japan
Qorvo Malaysia Sdn Bhd	Malaysia
Qorvo Munich GmbH	Germany
Qorvo Next, Inc.	Delaware
Qorvo Oregon, Inc.	Oregon
Qorvo Paris	France
Qorvo Semiconductor Private Limited	India
Qorvo Shanghai Ltd.	People’s Republic of China
Qorvo Technologies, LLC	Delaware
Qorvo Texas, LLC	Texas
Qorvo Toulouse SAS	France
Qorvo UK Limited	United Kingdom
Qorvo US, Inc.	Delaware
Qorvo Utrecht B.V.	The Netherlands
Qorvo Vietnam Company Limited	Vietnam
Quantance, Inc.	Delaware
RF Micro Devices Svenska AB	Sweden
RFMD Infrastructure Product Group, Inc.	North Carolina
RFMD, LLC	North Carolina

Name	Jurisdiction of Incorporation or Organization
Sevenhugs, Inc.	Delaware
SiGe Semiconductor (Europe) Limited	United Kingdom
Skyworks Filter Solutions Japan Co., Ltd.	Japan
Skyworks Filter Solutions Korea, Inc.	Korea
Skyworks Global Pte. Ltd.	Singapore
Skyworks Hungary Kft	Hungary
Skyworks International Investments, LLC	Delaware
Skyworks Ireland Limited	Ireland
Skyworks Luxembourg S.à r.l	Luxembourg
Skyworks Semiconductor	France
Skyworks Semiconductor Private Limited	India
Skyworks Solutions (Hong Kong) Limited	Hong Kong
Skyworks Solutions Canada Inc.	Canada
Skyworks Solutions Co., Ltd.	Japan
Skyworks Solutions Commercial (Shenzhen) Co., Ltd.	People’s Republic of China
Skyworks Solutions de México, S. de R.L. de C.V.	Mexico
Skyworks Solutions GmbH	Germany
Skyworks Solutions Korea Limited	Korea
Skyworks Solutions Limited	United Kingdom
Skyworks Solutions Oy	Finland
Skyworks Solutions Worldwide, Inc.	Delaware
Trans-Tech, Inc.	Maryland
TriQuint WJ, Inc.	Delaware
WJ Newco LLC	Delaware
Xemod Incorporated	California